Exhibit 1.1

QTS REALTY TRUST, INC.

$300,000,000
Shares of Class A Common Stock
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

March 20, 2017

[*]

[*]

Ladies and Gentlemen:

QTS Realty Trust, Inc., a Maryland corporation (the “Company”), and QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with [*] (the “Manager”) as follows:

SECTION 1.  Description of Shares.  The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $300,000,000 (the “Shares”) on the terms and subject to the conditions set forth herein. The Company and the Operating Partnership each agree that, whenever the Company determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company, the Operating Partnership and the Manager, relating to such sale in accordance with Section 3 hereof. The Company and the Operating Partnership have also entered into equity distribution agreements, each dated the date hereof (each, an “Alternative Distribution Agreement,” and collectively, the “Alternative Distribution Agreements”), pursuant to which the Company may, from time to time during the term of such Alternative Distribution Agreement, issue and sell through or to [*] or [*] (each, an “Alternative Manager,” and collectively, the “Alternative Managers”), each as sales agent and/or principal, shares of Common Stock having an aggregate gross sales price not to exceed $300,000,000 for each such Alternative Manager, for an aggregate gross sales price not to exceed $300,000,000 (the “Maximum Amount”). The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and Common Stock that may be sold pursuant to the Alternative Distribution Agreements shall not exceed the Maximum Amount.

The Company has filed not earlier than three years prior to the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), an “automatic shelf registration statement” as defined in Rule 405 under the Act (File No. 333-210425) on Form S-3, including a Basic Prospectus (as defined below), which relates to certain securities, including the Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as defined below) to the Basic Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

SECTION 2.  Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally represent and warrant to, and agree with the Manager that:

(a)                                 The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby; the Registration Statement meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement became effective upon filing pursuant to Rule 462(e) under the Act; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened in writing by the Commission; the

Registration Statement complied in all material respects when it became effective, complies in all material respects as of the date hereof and, as amended or supplemented, will comply in all material respects at each deemed effective date with respect to the Manager pursuant to Rule 430(B)(f)(2) under the Act with the requirements of the Act, and the Registration Statement did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto complied or will comply in all material respects at the time the Prospectus and any amendments or supplements thereto were or will be filed with the Commission, complies in all material respects as of the date hereof (if filed with the Commission on or prior to the date hereof) and will comply in all material respects as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”) and at each Settlement Date (as hereinafter defined) with the requirements of the Act, and the Prospectus did not and will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any Permitted Free Writing Prospectus, as of its date of issue and as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares, did not or will not, at such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Manager or the Alternative Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                 (A) at the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (D) as of the Time of Sale and at each such time this representation is repeated or deemed to be made, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Act, and the offer and sale of the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.  The

Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c)                                  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offer of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act in all material respects; the Company has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(d)                                 The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects, as the case may be, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified; the supporting schedules, if any, relating to the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented and present fairly in all material respects in accordance with GAAP the information required to be stated therein; the selected financial data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company and its consolidated subsidiaries included or incorporated by reference therein; the unaudited pro forma condensed consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein give appropriate effect to the transactions and circumstances referred to therein; no financial statements (historical or pro forma) or supporting schedules are required to be included or incorporated by reference in the Registration

Statement or the Prospectus under the Act or the Exchange Act other than those that are so included or incorporated by reference therein; and all disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Act, in each case to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(f)                                   The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to all statements related to the Shares contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; no holder of the Shares will be subject to personal liability by reason of being such a holder; any certificate used to evidence the Shares will be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the articles of amendment and restatement of the Company (the “Articles of Amendment and Restatement”) and the amended and restated bylaws of the Company (the “Bylaws”) and the requirements of the New York Stock Exchange (the “NYSE”).

(g)                                  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)                                 None of the Company, the Operating Partnership or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus any loss or interference with its business or any properties described in the Registration Statement or the Prospectus or in any document incorporated by reference therein (the “Properties”) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, business prospects, financial condition or results of operations of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been any change in the capital stock of the Company or any OP Units (as defined below) or long term debt of the Company, the Operating Partnership or any of their subsidiaries or any change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(i)                                     The Operating Partnership and its subsidiaries have good and marketable title in fee simple to, or leasehold or subleasehold interests in, as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, the Properties and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Operating Partnership and its subsidiaries; (ii) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries owns any real property material to the business of the Operating Partnership and its subsidiaries, considered as one enterprise, other than the Properties; (iii) each of the leases and subleases relating to a Property, if any, material to the business of the Operating Partnership and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Operating Partnership or any of its subsidiaries, and (a) no material default or event of default has occurred and is continuing under any lease or sublease with respect to such Property and none of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease or sublease and (b) none of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties or assets of any of the Company, the Operating Partnership or any of their respective subsidiaries that are required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease; (vi) each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; (vii) the mortgages that encumber certain of the Properties are not convertible into equity securities of the entity owning a particular property; and (viii) none of the Company, the Operating Partnership or any of their respective subsidiaries or, to the knowledge of any of the Company, the Operating Partnership or any of their respective subsidiaries, any lessee of any of the Properties is in default under any of the leases governing the Properties that would have a material adverse effect on the Company, the Operating Partnership or any of their respective subsidiaries considered as one enterprise and none of the Company, the Operating Partnership or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases.

(j)                                    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority  to own its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Company is the sole general partner of the Operating Partnership; the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of the date of the Company’s latest financial statements incorporated by reference in the Prospectus will be as set forth in the Prospectus; Company owns its general partnership interest in the Operating Partnership and all of the common units of limited partnership interests of the Operating Partnership (“OP Units”) free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; the Company does not have any subsidiaries other than the Operating Partnership and subsidiaries of the Operating Partnership; and each significant subsidiary (as such term is defined in Rule 1-02(w) (using only subparts (1) and (2) thereof) of Regulation S-X) of the Company (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdictions of incorporation or formation and operation, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Additionally, the Company will contribute the Net Proceeds (as defined in Section 3(a)(iv) hereof) from the sale of the Shares pursuant to this Agreement and the Alternative Distribution Agreements, if any, to the Operating Partnership in exchange for a number of common units of limited partnership in the Operating Partnership (“OP Units”) equal to the number of such Shares, if any.

(k)                                 All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of preemptive or other similar rights; and all of the issued shares of capital stock, partnership interests and limited liability company interests of each subsidiary of the Company (including, without limitation, the Operating Partnership) have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) non-assessable, were not issued in violation of preemptive or other similar rights and (except as otherwise set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus) are owned directly or indirectly by the Operating Partnership or, in the case of the partnership interests in the Operating Partnership, by the Company, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(l)                                     The OP Units to be issued by the Operating Partnership in connection with the Company’s contribution of the Net Proceeds from the sale of the Shares pursuant to this Agreement and the Alternative Distribution Agreements to the Operating Partnership have been duly authorized for issuance by the Operating Partnership and its general partner to the Company, will be validly issued and fully paid, and the issuance of such OP Units is not subject to the preemptive or other similar rights of any partner of the Operating Partnership or other person or entity; the issuance by the Operating Partnership of the OP Units in connection with the transactions contemplated by this Agreement is exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws; and the terms of the OP Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(m)                             All issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership and its general partner and are validly issued.  All issued and outstanding OP Units, when issued, were exempt from the registration requirements of the Act and applicable state securities, real estate syndication and blue sky laws.

(n)                                 The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares by the Company) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of them is bound or to which any of their respective property or assets is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Articles of Amendment and Restatement or the Bylaws of the Company, the Certificate of Limited Partnership or the Operating Partnership Agreement of the Operating Partnership or the certificate of incorporation or bylaws, certificate of limited partnership and partnership agreement, certificate of formation and limited liability company agreement, or similar organizational documents (collectively, the “Organizational Documents”) of any subsidiary of the Operating Partnership, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of the Properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue or sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and/or distribution of the Shares by the Manager.

(o)                                 None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of their respective Organizational Documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties may be bound that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)                                 The statements set forth in the Registration Statement and the Prospectus under the captions “Description of Capital Stock” and “Description of Common Stock,” insofar as they summarize the terms of the Shares, and under the captions “Certain Provisions of Maryland Law and Our Charter and Bylaws,” and “Certain U.S. Federal Income Tax Considerations” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein.

(q)                                 The outstanding shares of Common Stock are duly listed and admitted and authorized for trading on the NYSE, and the Shares will have been approved for listing on the NYSE, subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing; and to the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.

(r)                                    Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject that, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the ability of the Company and the Operating Partnership to consummate the transactions described in this Agreement; and, to the best of the Company’s and the Operating Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)                                   Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)                                    Except as disclosed in the Registration Statement and the Prospectus, or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any Environmental Laws (as defined below) with respect to the Properties, (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements with respect to the Properties, (C) there are no pending or, to the knowledge of the Company or Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, the Operating Partnership or any of their subsidiaries or otherwise with regard to the Properties, (D) there are no events or circumstances that could reasonably be expected to form the basis of an order, action, suit or proceeding by any private party or governmental body or agency against or affecting the Properties, the Company, the Operating Partnership or any of their subsidiaries, relating to the clean-up or remediation of Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties pursuant to any other Environmental Laws; as used herein, “Hazardous Material” shall mean any flammable materials, explosives, radioactive materials, pollutants, contaminants, hazardous wastes, toxic substances and any hazardous material as defined by or regulated under any Environmental Law (including, without limitation, petroleum or petroleum products, asbestos-containing materials, and toxic mold); as used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Material Transportation Act, as amended, 49 U.S.C. Secs.

5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2697, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may have been amended, and the regulations promulgated pursuant to any of the foregoing.

(u)                                 To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property; each Property has access to sufficient electrical power to conduct business as described in the Registration Statement and the Prospectus; and to the knowledge of the Company and the Operating Partnership, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(v)                                 Neither of the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(w)                               Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Company or the Operating Partnership would have any outstanding liability; the Company and the Operating Partnership have not incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); each “pension plan” for which either of the Company or the Operating Partnership or would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(x)                                 The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither the Company nor the Operating Partnership has any reason to believe that they or any of their respective subsidiaries will not be able to (i) renew, if desired, their respective existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a reasonable cost in the Company’s or the Operating Partnership’s reasonable judgment; and none of the Company, the Operating Partnership or any of their respective subsidiaries has been denied any insurance coverage which they have sought or for which they have applied.

(y)                                 Each of the Company, the Operating Partnership and their respective subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or subleasehold interests (in the case of a ground sublease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(z)                                  Ernst & Young LLP, who certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firms as required by the Act, the Exchange Act and the rules and regulations of the Commission thereunder.

(aa)                          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(bb)                          Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(cc)                            Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(dd)                          None of the Company, the Operating Partnership or any of their respective subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which is designed, or could reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(ee)                            None of the Company, the Operating Partnership or any of their subsidiaries, to the knowledge of any of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their subsidiaries (other than the Manager) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of such anti-bribery or anti-corruption laws; and each of the Company, the Operating Partnership and their respective subsidiaries and, to the knowledge of each of the Company and the Operating Partnership, their respective affiliates have conducted their businesses in compliance with such anti-bribery or anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)                              The operations of each of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or the Properties or any of their respective other properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding or, to the knowledge of the Company or the Operating Partnership, inquiry or investigation by or before any arbitrator, court or governmental agency or body involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of the Company and the Operating Partnership, no such action, suit, proceeding, inquiry or investigation is threatened.

(gg)                            None of the Company, the Operating Partnership or any of their subsidiaries, or to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the

Company, the Operating Partnership or any of their subsidiaries (other than the Manager) is currently subject to any U.S. sanctions administered by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or other persons, for the purpose of financing the activities of any person currently subject to any Sanctions.  For the past five years, none of the Company, the Operating Partnership or any of their subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was subject to Sanctions, or with any Sanctioned Country.

(hh)                          Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate in all material respects and, to the extent required, the Company or the Operating Partnership has obtained the written consent to the use of such data from such sources.

(ii)                                  The Company (for purposes of this subsection (ii), “Company” includes General Atlantic REIT, Inc., which was merged into the Company in connection with the Company’s initial public offering, for periods prior to that merger) has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years beginning with its taxable year ended December 31, 2009; the Company elected to be taxed as a REIT for its taxable year ended December 31, 2009 and succeeding taxable years; the current organization and proposed method of operation of the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and future taxable years; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(jj)                                Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company, the Operating Partnership or any subsidiary of the Operating Partnership, or from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any subsidiary of the Operating Partnership and (iii) except for regular distributions on the Shares and OP Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to the OP Units.

(kk)                          None of the Company, the Operating Partnership or their respective subsidiaries has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any other free writing prospectus issued pursuant to Section 4(k) hereto and any other written materials permitted by the Act.

(ll)                                  No relationship, direct or indirect, exists between or among either of the Company and Operating Partnership and the directors, officers, stockholders, partners, customers or suppliers of the Company and the Operating Partnership which is required to be described in the Registration Statement or the Prospectus which is not so described.

(mm)                  The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(nn)                          To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or the Operating Partnership or any of the Company’s or the Operating Partnership’s directors or officers, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

Any certificate signed by either the Company or the Operating Partnership and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to the Manager.

SECTION 3.  Sale and Delivery of Shares.  (a)  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of Shares, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)                                     The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail) to make sales of Shares and (C) the Company has satisfied its obligations under Section 6 hereof. The Company will designate in a notice delivered by electronic mail to the Manager substantially in the form attached hereto as Schedule C (a “Placement Notice”) the maximum amount of Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or, together with all sales of Shares under this Agreement and the Alternative Distribution Agreements, in an amount in excess of the Maximum Amount), any minimum price below which sales of Shares may not be effected and any other limitations specified by the Company and mutually agreed by the Manager. Subject to the terms and conditions of this Section 3(a), the Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the Manager. The Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

(ii)                                  Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that (A) such Suspension Period shall apply equally to the Manager and each Alternative Manager and (B) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(p), 4(q), 4(r), 4(s) and 4(w) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)                               The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv)                              The compensation to the Manager, as an agent of the Company, for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of any Shares sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company from the sale of such Shares (the “Net Proceeds”).

(v)                                 If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the Net Proceeds to the Company, and (iii) the compensation payable by the Company to the Manager with respect to such sales.

(vi)                              Settlement for sales of Shares pursuant to this Section 3(a) will occur on the third business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company and the Manager) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Net Proceeds from the sale of such Shares shall be delivered to the Company in same day funds to an account designated by the Company in writing prior to such Settlement Date against receipt of the Shares sold. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii)                           At each Time of Sale, Settlement Date and Representation Date (each, as defined in Section 2(a), Section 3(a)(vi) and Section 4(p) hereof, respectively), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)                                 If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company, the Operating Partnership and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  (i)  Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A)  the Maximum Amount and (B) the amount available for offer and sale under the Prospectus and the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Manager in writing. Further, under no circumstances shall the aggregate gross sales proceeds from Shares sold pursuant to this Agreement together with the Shares sold pursuant to the Alternative Distribution Agreements, including any separate Terms Agreement or similar agreement covering principal transactions described herein and in the Alternative Distribution Agreements, exceed the Maximum Amount.

(ii)                                  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement  and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)                                 Each sale of the Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)                                  (i)                                     Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Manager, shall cancel any instructions for the offer or sale of any Shares, and the Manager shall not be obligated to offer or sell any Shares: (x) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (y) except as provided in clause (ii) of this Section 3(e), from seven  calendar days prior to the date (each, an “Announcement Date”) of any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period through and including the time that is 24 hours after the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such announcement or release.

(ii)                                  If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (1) prepare and deliver to the Manager (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (2) provide the Manager with the certificate, opinions/letters of counsel and Comfort Letter called for by Sections 4(p), (q), (r) and (s) hereof, respectively, (3) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(w) hereof and (4) file such Earnings 8-K with the Commission, then the provisions of clause (y) of Section e(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after relevant Announcement Date) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any certificate, opinions/letters of counsel and Comfort Letter pursuant to this Section 3(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver certificates, opinions/letters of counsel and Comfort Letters as provided in Section 4 hereof and (B) this clause (ii) shall in no way affect or limit the operation of the provisions of clause (x) of Section 3(e)(i), which shall have independent application.

(f)                                   The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell Shares in accordance with the terms of this Agreement, and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company, the Operating Partnership and the Manager, shall have been executed by the Company, the Operating Partnership and the Manager.

(g)                                  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one of the Manager or any of the Alternative Managers on any single given day, but in no event by the Manager and one or more Alternative Managers, and the Company shall in no event request that the Manager and any of the Alternative Managers sell Shares on the same day.

SECTION 4.  Covenants of the Company.  The Company agrees with the Manager:

(a)                                 During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus, other than documents incorporated by reference, has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Manager; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act.

(b)                                 To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(c)                                  To promptly advise the Manager, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the Act in connection with any offering pursuant to the Registration Statement, or of any notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement or the Prospectus, other than documents incorporated by reference, and to provide the Manager and its counsel copies of any such proposed amendment or supplement for review and comment in a reasonable amount of time prior to any proposed filing or use and to not file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities, including, without limitation, the Common Stock) to which the Manager shall have reasonably objected in writing (provided that such objection shall not prohibit the Company from filing such amendment or supplement if the Company’s legal counsel has advised the Company that the filing of such document is required by law).

(d)                                 To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager may reasonably request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(e)                                  To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares and to provide the Manager at the time of filing thereof a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, except for those documents available via EDGAR.

(f)                                   To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus complies with all applicable United States federal and State securities laws and would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically or through compliance with Rules 153 or 172 under the Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Act) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(g)                                  To furnish such information as may be required and otherwise to use its commercially reasonable efforts to cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(h)                                 To make generally available to its security holders and the Manager an earnings statement of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(i)                                     To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j)                                    At any time that the Company has instructed the Manager to sell Shares pursuant to Section 3(a)(i) but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of the offer or sale thereunder, in each case without giving the Manager at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may, without written notice to the Manager, (i) subject to Section 3(g) hereof, offer and sell Shares through the Manager pursuant to this Agreement and Common Stock through any Alternative Manager pursuant to any of the Alternative Distribution Agreements, (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission under the Exchange Act, (iii) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act, (iv) issue shares pursuant to any dividend reinvestment or employee share purchase plan described in the Company’s reports filed with the Commission under the Exchange Act, (v) issue shares upon the exercise of outstanding options, or other outstanding securities, as described in the Company’s reports filed with the Commission under the Exchange Act and (vi) issue Common Stock upon the redemption of outstanding OP Units, including profits interests units, in accordance with the Operating Partnership Agreement. In the event that written notice of a proposed transaction prohibited hereunder is provided by the Company pursuant to this Section 4(j), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(k)                                 To obtain the written consent of the Manager and each Alternative Manager, in each case, not to be unreasonably withheld or delayed, prior to issuing any free writing prospectus (other than any Permitted Free Writing Prospectus), and to retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 424 and Rule 433 under the Act.

(l)                                     To not enter into contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person any registration rights with respect to any of their respective equity securities that are exercisable under the Registration Statement or the Prospectus or otherwise as a result of a sale of any Shares.

(m)                             To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the

Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(n)                                 To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(o)                                 To advise the Manager promptly after it shall have received notice or obtained knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(p)                                 On or prior to the date that the Shares are first sold under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (a) by an amendment or supplement providing solely for the determination of the terms of the Shares, (b) in connection with the filing of a prospectus supplement that contains solely information relating to Shares sold pursuant to this Agreement or any Alternative Distribution Agreement, (c) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (d) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act or (iv) the Manager may reasonably request (the date the Shares are first sold under this Agreement, the date of any recommencement of the offering of Shares following a Suspension Period, each date referred to in subclauses (i) through (iv) above and any time of request pursuant to this Section 4(p) are collectively referred to as a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of or promptly after the Representation Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this Section 4(p) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement

Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(q)                                 At or promptly after each Representation Date, to furnish or cause to be furnished forthwith to the Manager (i) a written opinion of Hogan Lovells US LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided further that the obligation of the Company under this Section 4(q) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(r)                                    At or promptly after each Representation Date, Sidley Austin LLP, counsel to the Manager, or other counsel reasonably satisfactory to the Manager, shall deliver a written opinion, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this Section 4(r) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(s)                                   At or promptly after each Representation Date, to cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Manager, forthwith to furnish the Manager a letter (a “Comfort Letter”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, which Comfort Letter shall contain statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus; provided that the obligation of the Company under this Section 4(s) shall be deferred (i) during any Suspension Period and shall recommence upon the termination of such Suspension Period, and (ii) for any Representation Date occurring at a time at which there is not pending any Placement Notice, which deferral shall continue until the earlier to occur of the date the Company delivers such Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(t)                                    The Company acknowledges that the Manager may trade in Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u)                                 If, to the knowledge of the Company, any condition set forth in Sections 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(v)                                 To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(w)                               To (i) reasonably cooperate with any reasonable due diligence review requested by the Manager or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (x) at the commencement of each intended offering pursuant to this Agreement, any Time of Sale or any Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP for an update on diligence matters with representatives of the Manager, and (y) at each Representation Date or otherwise as the Manager may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP for one or more due diligence sessions with representatives of the Manager and its counsel, and (ii) conduct a due diligence session at or promptly after each Representation Date, in a form and substance satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

(x)                                 To ensure that prior to instructing the Manager to sell Shares, the Company shall have obtained all necessary authority for the offer and sale of such Shares.

(y)                                 To use its reasonable commercial efforts to qualify as a REIT under the Code for its taxable year ending December 31, 2017, and for each of its succeeding taxable years during the term of this Agreement for so long as its Board of Directors deems it in the best interest of the Company’s stockholders to remain so qualified.

(z)                                  That each request by the Company of an offer to sell Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(aa)                          Not to distribute any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any other free writing prospectus issued pursuant to Section 4(k) hereto and any other written materials permitted by the Act.

(bb)                          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Manager.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Manager, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

SECTION 5.  Payment of Expenses.  Except as otherwise agreed in writing among the Company, the Manager and each Alternative Manager, the Company agrees with the Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, each free writing prospectus (as defined in Rule 433 under the Act) prepared by or on behalf of, used by, or referred to by the Company and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Manager, preparing and printing a “Blue Sky

Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Manager of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Manager in connection with determining their compliance with the rules and regulations of FINRA related to the Manager’s participation in the transactions contemplated hereunder, including any related filing fees and the legal fees of, and disbursements by, counsel to the Manager (not to exceed an aggregate $5,000 combined for the Manager and Alternative Managers (excluding filing fees)) and (viii) the fees and expenses associated with listing the Shares on the NYSE. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, that if Shares having an aggregate offering price of $30,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Manager and each Alternative Manager and  for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Manager and each Alternative Manager in connection with the transactions contemplated by this Agreement and each Alternative Distribution Agreement, (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement and pursuant to the Alternative Distribution Agreements in excess of $150,000 in the aggregate.  If such Expenses pursuant to this Agreement and the Alternative Distribution Agreements are in excess of the $150,000 limit of reimbursement, each Manager under this Agreement and the Alternative Distribution Agreements shall be reimbursed for its pro rata share (based on the aggregate offering price of Shares sold by each Manager pursuant to this Agreement and/or the Alternative Equity Distribution Agreement as of the Determination Date) of up to $150,000 of such Expenses. The Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

SECTION 6.  Conditions of Manager’s Obligations.  The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership on the date hereof, any Representation Date, any Time of Sale and as of any Settlement Date, (ii) the performance by the Company and the Operating Partnership of their respective obligations hereunder and (iii) to the following additional conditions precedent.

(a)                                 (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8A, 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)                                 (i) None of the Company, the Operating Partnership or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business or the Properties from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or OP Units of the Operating Partnership or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or unitholders’ equity, as applicable, or results of operations of the Company, the Operating Partnership or their respective subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Manager’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering and sale of the Shares contemplated hereunder on the terms and in the manner contemplated in the Prospectus.

(c)                                  On every date specified in Section 4(q) hereof, the Manager shall have received an opinion of Company Counsel, or other counsel reasonably satisfactory to the Manager, in form reasonably satisfactory to the Manager, with respect to the matters set forth in Exhibit A hereto, dated such date.

(d)                                 On every date specified in Section 4(s) hereof, the Manager shall have received from Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Manager, in form and substance reasonably satisfactory to the Manager, a Comfort Letter, dated as of such date.

(e)                                  On every date specified in Section 4(p) hereof, the Manager shall have received a certificate executed on behalf of the Company and the Operating Partnership by its (or its general partner’s) Chief Executive Officer, President, any Executive Vice President or General Counsel and the Chief Financial Officer to the effect that (i) the representations and warranties of the Company and the Operating Partnership as set forth in Section 2 are true and correct as of the Representation Date, (ii) the Company and the Operating Partnership have performed their respective obligations under this Agreement that they are required to perform on or prior to such Representation Date, (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act shall have been instituted or threatened by the Commission and (iv) for the period from and including the date of this Agreement through and including such Representation Date, there has not occurred any Material Adverse Effect.

(f)                                   On every date specified in Section 4(r) hereof, the Manager shall have received an opinion of Sidley Austin LLP, counsel to the Manager, or other counsel reasonably satisfactory to the Manager, in form and substance reasonably satisfactory to the Manager, dated such date.

(g)                                  All filings with the Commission required by Rule 424 and Rule 433 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 and Rule 433.

(h)                                 The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(i)                                     The Manager shall have received from the Company all due diligence materials and information reasonably requested by the Manager or its counsel necessary for the Manager to satisfy its due diligence obligations.

SECTION 7.  Indemnification and Contribution.

(a)                                 Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Manager and its affiliates, directors, officers, employees and agents and each person, if any, who controls the Manager within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, joint or several as incurred, to which such Manager or such affiliate, director, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted pursuant to Section 7(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Manager and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Manager or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to the Manager furnished to the Company by the Manager expressly for use in the Prospectus Supplement (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Manager or is otherwise permitted pursuant to Section 7(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus Supplement or any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information relating to the Manager furnished to the Company by the Manager expressly for use therein, and to reimburse the Company or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Manager may otherwise have. The Company and the Operating Partnership hereby acknowledge that the only information that the Manager has furnished to the Company expressly for use in the Disclosure Package or the Prospectus Supplement is the legal and marketing names of such Manager as included on the front cover page and back cover page of the Prospectus Supplement and under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (excluding local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Manager (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)                                 The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)                                  If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager from the offering of the related Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Manager shall be deemed to be in the same respective proportions as the total proceeds from the offering of the related Shares (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder in respect of such Shares, bear to the aggregate public offering price of such Shares.  The relative fault of the Company and the Manager shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The Company and the Manager agree promptly to notify each other of the commencement of any action against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8.  Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its affiliates, directors, officers, employees, agents or any person (including each officer, director, employee or agent of such person) who controls the Manager within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of the Act or the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9.  Termination.

(a)                                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(a) hereof shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(b) hereof shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) hereof or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 and this Section 9(c) hereof shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)                                  Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein that, together with sales under each of the Alternative Distribution Agreements, equal the Maximum Amount, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 and this Section 9(e) shall remain in full force and effect.

SECTION 10.  Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to [*]; and, if sent to the Company or the Operating Partnership, shall be delivered or sent to QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, KS 66213, Attention: General Counsel, with a copy to Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004, Attention: David Bonser. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Company, the Operating Partnership and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, affiliates, directors, officers, employees and agents referred to in such section. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12.  No Fiduciary Relationship.  The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that the Manager act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13.  Press Releases and Disclosure.  The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14.  Adjustments for Stock Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15.  Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16.  Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.  Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.  Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.  Submission to Jurisdiction.  Except as set forth below, no claim arising under this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Operating Partnership consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Operating Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager, the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Operating Partnership agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment.

SECTION 20.  Successors and Assigns.  This Agreement shall be binding upon the Company, the Operating Partnership and the Manager and their successors and assigns and any successor or assign of any substantial portion of their respective businesses and/or assets.

SECTION 21.  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto.

SECTION 22.  Miscellaneous.  Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Manager. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

QTS REALTY TRUST, INC.

By:
Name:
Title:

QUALITYTECH, LP

By:
Name:
Title:

ACCEPTED as of the date

first above written

[*]

By:
Name:
Title:

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

[NONE]

Schedule B

Authorized Company Representatives

Chad Williams

Bill Schafer

Jeff Berson

Shirley Goza

Schedule C

From:                  [          ]

Cc:                       [          ]

To:                      [          ]

Subject:             At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among QTS REALTY TRUST, INC., a Maryland corporation (the “Company”), QUALITYTECH, LP, a Delaware limited partnership (the “Operating Partnership”), and [MANAGER NAME] (“Manager”) dated [•] (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [ ] shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share, at a minimum market price of $                   per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [ ] Shares may be sold on any one (1) day.][other sales parameters]

Very truly yours,

By:
Name:	[ ]
Title: